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INDEPENDENT AUDITORS' CONSENT



Merrill Lynch U.S. Treasury Money Fund:



We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-37537 of our report dated January 6, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


[DELOITTE SIGNATURE]

Deloitte & Touche LLP


Princeton, New Jersey


February 25, 1998